EXHIBIT 3.1
BYLAWS OF
BIO-RAD LABORATORIES, INC.
(as amended and restated effective September 6, 2024)
OFFICES
SECTION 1.Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
SECTION 2.Principal Office. The principal office for the transaction of the business of the corporation is hereby fixed and located at 1000 Alfred Nobel Drive, Hercules, California. The Board of Directors is hereby granted full power and authority to change the place of said principal office.
SECTION 3.Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
STOCKHOLDERS
SECTION 4.Place of Meetings. Stockholders’ meetings shall be held at the principal office for the transaction of the business of this corporation, or at such other place within or without the State of Delaware as the Board of Directors shall, by resolution, appoint. The Board of Directors, may in its sole discretion, also determine that a stockholders’ meeting may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (“DGCL”).
SECTION 5.Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as specified by resolution of the Board of Directors; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is properly brought before the meeting in accordance with these Bylaws and which is within the powers of the stockholders.
Written notice of each annual meeting shall be mailed or delivered by electronic transmission (if permitted under the circumstances by the DGCL to each stockholder entitled to vote, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, all such notices shall be mailed, postage prepaid, to each stockholder entitled thereto not less than ten nor more than sixty days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
SECTION 6.Special Meetings. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, or by a majority of the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders holding not less than a majority of the voting power of the corporation (a “Stockholder-Requested Meeting”), with any such stockholders’ request stating the purpose or purposes of the proposed meeting. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given within the same time and in the same manner as for an annual meeting of stockholders and shall state the time and place of such meeting and the purpose or purposes for which the meeting is called. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may submit its own proposal or proposals for consideration at such Stockholder-Requested Meeting.
SECTION 7.Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class or classes of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the principal place of business of the corporation.
SECTION 8.Adjourned Meetings and Notice Thereof. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the voting power present in person or represented by proxy thereat, or by any officer entitled to preside at or to act as secretary of such meeting, but in the absence of a quorum no other business may be transacted at such meeting.
When any stockholders’ meeting, annual or special, is adjourned for thirty days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
SECTION 9.Voting.
(a)Subject to the requirements of law, only those persons shall be entitled to vote at any meeting in whose names shares entitled to vote stand on the corporation’s stock records on the record date for voting fixed in accordance with Section 51 of these Bylaws. If no record date has been so fixed, such record date shall be determined as provided by applicable law. All elections of directors must be by ballot if demanded by a stockholder prior to the start of any election. Each holder of capital stock of the corporation shall be entitled to that number of votes for each share of capital stock of the corporation held by such holder as set forth in the Certificate of Incorporation.
(b)No stockholder shall be entitled to exercise the right of cumulative voting unless required by applicable law.

(c)Matters Other Than Election of Directors. Any matter, other than the election of directors, brought before any meeting of stockholders of the corporation at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the corporation. Such votes may be cast in person or by proxy. The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(d)Election of Directors. Subject to Section 4(b)B of the Certificate of Incorporation, directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that in a Contested Election of Directors (as defined below) at such a meeting, directors shall be elected by a plurality of the votes cast on the election of directors (instead of by votes cast “for” or “against” a nominee). The term “Contested Election of Directors” shall mean an annual or special meeting of the corporation with respect to which (i) the secretary of the corporation (the “Secretary”) receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 16 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. If, with respect to an election of directors not constituting a Contested Election of Directors and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, such director shall promptly tender a resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board of Directors. The Board of Directors will act on any such resignation within ninety (90) days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission (“SEC”). Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been elected and qualified. Any director who tenders a resignation pursuant to this provision shall not participate in the deliberations of the Board of Directors regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

SECTION 10.Quorum. A quorum for the transaction of business at any meeting shall be comprised of the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote at the meeting. If, however, any business comes before the meeting requiring approval (under applicable law or the Certificate of Incorporation) of the holders of any class of capital stock voting as a separate class, then the presence, in person or by proxy, of the holders of a majority of the outstanding shares of that class is necessary to transact that business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 11.Consent of Absentees. The transactions of any meeting of stockholders, annual or special, however called and noticed, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, gives a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Such waivers with respect to any shares may be given by and shall be accepted from the persons in whose names the shares stand on the books of the corporation at the time the respective waivers are given, or by their proxy. Attendance of a stockholder shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.
SECTION 12.Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.
SECTION 13.Proxies. Every person entitled to vote at any meeting of stockholders or execute consents to corporate action in writing without a meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

SECTION 14.Organization and Conduct of Meetings. The Chairman of the Board shall act as chairperson of meetings of stockholders of the corporation. The Board of Directors may designate any other director or officer of the corporation to act as chairperson of any meeting in the absence of the Chairman of the Board, and the Board of Directors may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairman of the Board and such designee. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 15.Nature of Business at Annual Meetings of Stockholders.
(a)General. No business may be transacted at an annual meeting of stockholders, other than business that is (i) specified in the corporation’s notice of meeting (or any supplement thereto) with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder present in person (A) who is a stockholder of record both on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Section 15. For purposes of Section 15 and 16, “present in person” shall mean that the stockholder proposing that the business be brought before a meeting of the corporation, or, if the proposing stockholder is not an individual, a qualified representative (as defined in Section 15(f) below) of such proposing stockholder, appears at such meeting. In addition to the other requirements set forth in this Section 15, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the DGCL. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, (such act, and the rules and regulations promulgated thereunder, as may be amended from time to time by the SEC, the “Exchange Act”)) at an annual meeting of stockholders.

(b)Timing of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have (i) given timely notice thereof in proper written form to the Secretary and (ii) complied in all respects with the requirements of Section 14 of the Exchange Act including any SEC staff interpretations related thereto. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. (such notice within such time periods, “Timely Notice”). In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter each Proposing Party proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reason for conducting such business at the annual meeting and any material interest in such business of each Proposing Party, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Parties or (y) between or among any Proposing Party and any business by such stockholder, (D) a description of any other direct or indirect material economic benefit which may accrue to the Proposing Party if the proposed business were to be adopted by the corporation, and (E) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (ii) the name and address of each Proposing Party (including, if applicable, the name and address that appear on the corporation’s books and records) and the identity, if different, of the beneficial owner or beneficial owners on whose behalf the notice of the business proposed to be brought before the annual meeting is made and any participant (as defined in paragraphs a(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such proposal or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, (iii)(A) the class or series and number of shares of capital stock of the corporation that are owned, directly or indirectly, beneficially or of record by each Proposing Party and (B) any derivative positions held or beneficially held by each Proposing Party and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Proposing Party with respect to shares of the corporation (which information described in this clause (iii) shall be supplemented by such Proposing Party not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between each Proposing Party and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of each Proposing Party in such business; (v) a description of any material pending or threatened legal proceeding in which such Proposing Party is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation; (vi) a description of any other material relationships between such Proposing Party, on the one hand, and the corporation or any affiliate of the corporation, on the other hand; (vii) a description of any direct or indirect material interest in any material contract or agreement of such Proposing Party with the corporation or any affiliate of the corporation (including but not limited to any employment agreement, collective bargaining agreement or consulting agreement); (viii) a representation that such Proposing Party intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (ix) a Solicitation Representation (as defined below); and (x) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder (the “Proxy Rules”).
(d)Definitions. For purposes of this Section 15 and Section 16 these Bylaws, (i) “Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party will deliver a proxy statement and form of proxy to the holders of at least the percentage of the corporation’s voting shares required under applicable law to adopt such proposed business or elect the nominee pursuant to Section 16, as the case may be, or otherwise to solicit proxies from stockholders in support of such proposal or such nomination; (ii) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(e)Updates. If information submitted pursuant to this Section 15 by any Proposing Party for any proposal of business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 15. Any such submitting stockholder shall notify the corporation of any inaccuracy or change in any such information (in each case within two (2) business days of becoming aware of such inaccuracy or change). A Proposing Party shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 15 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 15(e) or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
(f)Improper Business. Except as otherwise provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at the annual meeting of stockholders of the corporation except business brought before the annual meeting in accordance with the procedures set forth in this Section 15. The chairperson of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power to determine whether business proposed to be brought before the meeting was made or proposed in accordance with this Section 15 and, if any business proposed to be brought before the meeting was not made or proposed in compliance with this Section 15, to declare that such defective proposal, and any proxies or votes solicited for such proposal, be disregarded, notwithstanding that such proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to propose business, such proposed business shall not be transacted, notwithstanding that such business is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 15 and Section 16, a “qualified representative” of a stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any duly authorized officer or any duly authorized person who functions as an officer of the corporation or limited liability company or any duly authorized officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

SECTION 16.Nomination of Directors.
(a)General. Subject to Section 4(b)B of the Certificate of Incorporation and Section 21 of these Bylaws, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances and except as may otherwise be provided in the Proxy Rules. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder present in person (A) who is a stockholder of record both on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this Section 16. In addition to the other requirements set forth herein, a stockholder may not present a nominee for election at an annual or special meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Solicitation Representation.
(b)Timing of Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder of the corporation, such stockholder must have (i) given Timely Notice (as defined in Section 15(b) above) thereof in proper written form to the Secretary and (ii) complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, and to the extent applicable, the requirements of Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) including any SEC staff interpretations related thereto. In the case of a special meeting of stockholders called for the purpose of electing directors, no more than ten (10) days after the earlier of (A) the day on which notice of the date of the special meeting was mailed or (B) the day on which public disclosure of the date of the special meeting was made. In no event shall an adjournment of an annual or special meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 16 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. The number of nominees a stockholder may nominate for election to the Board of Directors at an annual meeting of stockholders pursuant to clause (a)(ii) of this Section 16 shall not exceed the number of Directors permitted to be elected by the class of stockholders to which the Proposing Party belongs at such annual meeting or special meeting, as applicable, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 16(b).
(c)Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (the “Proposed Nominee”) (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class or series and number of shares of capital stock (if any) of the corporation that are owned, directly or indirectly, beneficially or of record by such person; (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to the Proxy Rules; (E) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Party (as defined below), on the one hand, and the Proposed Nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Party were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Nominee Information”); and (F) a completed and signed questionnaire, representation and agreement as provided in Section 16(d); (ii) a representation as to whether the Nominating Party intends, or is part of a group (whether at, below or above 5% in beneficial ownership) that intends, to (X) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 promulgated under the Exchange Act) of at least the percentage of the corporation’s outstanding shares of capital stock that is required to approve or adopt the proposal or elect the nominee, (Y) otherwise solicit proxies or votes from stockholders in support of such nomination, and/or (Z) solicit proxies or votes in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19, including by soliciting the holders of shares representing at least 67% of the voting power of the capital stock entitled to vote on the election of directors and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”), all of the information required to be furnished by a Proposing Party pursuant to Section 15(c) of these Bylaws and any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each Proposed Nominee to being named in the proxy statement and associated proxy card as a nominee and to serve as a director if elected.
(d)Questionnaire and Agreement. Subject to Section 4(b)(B) of the Certificate of Incorporation, to be eligible to be a candidate for election as a director of the corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 16 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the corporation, (i) a completed written questionnaire (in a form provided by the corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and any other information that would otherwise be required in connection with a solicitation of proxies for the election of the candidate for nomination as a director in an election contest (even if an election contest is not involved) or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded) and (ii) an acknowledgement and agreement (in a form provided by the corporation) that such candidate for nomination (A) understands and agrees to comply with his/her fiduciary duties under applicable law, including but not limited to obligations of loyalty and care and that such person is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the corporation that has not been disclosed therein, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the corporation that has not been disclosed therein, (C) has read and if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director, and (D) intends, if elected as a director of the corporation, to serve the full term for which such director is elected.
(e)Other Information. The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the corporation in accordance with the Corporation’s Corporate Governance Guidelines.
(f)Updates. If information submitted pursuant to this Section 16 by any Nominating Party shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 16. Any such Nominating Party shall notify the corporation of any inaccuracy or change in any such information or if its intention to comply with Rule 14a-19, if applicable, has changed (in each case within two (2) business days of becoming aware of such inaccuracy or change). A stockholder providing notice of any Proposed Nominee shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 16 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 16(f) or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, to be brought before a meeting of stockholders.
(g)Defective Nominations. Subject to Section 4(b)(B) of the Certificate of Incorporation and except as otherwise provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 16. The chairperson of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power to determine whether a nomination proposed to be brought before the meeting was made or proposed in accordance with this Section 16 and, if any nomination proposed to be brought before the meeting was not made or proposed in compliance with this Section 16, to declare that such defective nomination, and any proxies or votes solicited for such nomination, be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporations. Notwithstanding the foregoing provisions of this Section 16, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation.
(h)Without limiting the other provisions and requirements of this Section 16, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these Bylaws) and (ii) subsequently notifies the corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3), fails to comply with the requirements of Rule 14a-19, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the nomination of each such Proposed Nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such Proposed Nominee may have been received by the corporation (and any proxies or votes solicited for such nomination shall be disregarded).

If any stockholder provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).
SECTION 17.Exchange Act. Notwithstanding the provisions of Section 15 and Section 16 above, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act (including Rule 14a-19), with respect to the matters set forth in such sections; provided however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 15 and Section 16 above (including paragraphs (a)(iii) of Section 15 and (a)(ii) of Section 16), and compliance with Section 16(a)(ii) shall be the exclusive means for a stockholder to make nominations and compliance with Section 15(a)(iii) shall be the exclusive means for a stockholder to submit other business (other than business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act). Nothing in such sections shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in, or the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) promulgated under the Exchange Act or (ii) the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws to elect directors under specified circumstances.
DIRECTORS
SECTION 18.Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
SECTION 19.Number of Directors. The number of directors which shall constitute the whole board shall not be less than five nor more than nine. The first Board shall consist of five directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.
SECTION 20.Election and Term of Office. The directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders. All directors shall hold office until their respective successors are duly elected and qualified.
SECTION 21.Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Subject to the Certificate of Incorporation, vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent. of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
The stockholders empowered by the Certificate of Incorporation to elect directors whose offices are vacant may at any time elect directors to fill the vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have the power to elect, as provided in this Section 21, a successor to take office when the resignation is to become effective.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
SECTION 22.Removal. Any director or the entire Board of Directors may be removed, with or without cause, as provided in the Certificate of Incorporation.
SECTION 23.Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal office.
SECTION 24.Regular Meetings. The Board of Directors shall from time to time establish by resolution the time regular meetings of the Board of Directors shall be held. Thereafter, notice of regular meetings of the Board of Directors is hereby dispensed with.
SECTION 25.Organizational Meetings. Immediately following each annual meeting of the stockholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board of Directors, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.
SECTION 26.Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time or place by the Chief Executive Officer, Chairman of the Board or a majority of the authorized number of directors. Notice of the special meeting shall be given by the Secretary at least twenty-four hours before the special meeting.
SECTION 27.Board Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee shall individually or collectively consent to such action in writing or by electronic transmission. Such written or electronic consent or consents to such action shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written or electronic consent shall have the same force and effect as a unanimous vote of such directors.
SECTION 28.Meetings by Telephone, Etc. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 29.Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
SECTION 30.Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present gives a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.
SECTION 31.Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided in Section 32. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law, the Certificate of Incorporation or these Bylaws.
SECTION 32.Adjournment. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour, provided that in the absence of a quorum, a majority of the directors present at any directors’ meeting, regular or special, may adjourn from time to time or until the time fixed for the next regular meeting of the Board of Directors.
SECTION 33.Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 34.Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
OFFICERS
SECTION 35.Officers. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 37 of these Bylaws. One person may hold two or more offices, unless the Certificate of Incorporation or these Bylaws otherwise provide. The salaries of the Chairman of the Board and the Chief Executive Officer shall be fixed by the Board of Directors.
SECTION 36.Election. The officers of the corporation shall be chosen by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.
SECTION 37.Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.
SECTION 38.Removal and Resignation. Any officer may be removed, with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 39.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
SECTION 40.Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.
SECTION 41.Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and the supervision of the Board of Directors, be in general charge of the business and affairs of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the supervision of the Board of Directors. The Chief Executive Officer also shall have the power to make and execute contracts on the Company’s behalf and to delegate such power to others.
SECTION 42.President. The Board of Directors may select a President who shall have such powers and perform such duties as may be assigned by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the President, his or her duties shall be performed by the Chief Executive Officer or such persons as the Board of Directors or the Chief Executive Officer may designate. The President also shall have the power to make and execute contracts on the Company’s behalf and to delegate such power to others.
SECTION 43.Vice Presidents. In the absence or disability of the Chief Executive Officer and the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.
SECTION 44.Secretary. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares of each class present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
SECTION 45.Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
SECTION 46.Other Officers. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.
SHARES
SECTION 47.Certificates. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the corporation shall be signed by any of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by any of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number and class of shares owned by him in the corporation.
Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 48.Transfers of Shares of Capital Stock. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agents designated to transfer such shares. Before a new certificate is issued, the old certificates shall be surrendered for cancellation.

SECTION 49.Registered Stockholders. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.
SECTION 50.Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in an amount determined by the Board of Directors but not in excess of double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
SECTION 51.Record Date and Closing of Stock Books. So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. So that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
SECTION 52.Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, domestic or foreign, that shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.
AMENDMENTS
SECTION 53.Adoption of Amendments. New Bylaws may be adopted or these Bylaws may be amended or repealed (i) at any annual or other meeting of the stockholders called for that purpose, by the vote of the holders of a majority of the voting power of the corporation, (ii) or by a majority of the directors of the corporation; provided, however, that a greater vote of stockholders or directors shall be necessary if required by law or the Certificate of Incorporation; and provided, further, that this Section 52 shall be amended or repealed only by the vote or written consent of the holders of a majority of the voting power of the corporation.
SECTION 54.Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in said book.

FORUM FOR ADJUDICATION OF DISPUTES
SECTION 55.Forum for Adjudication of Disputes. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware,. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 54. If any action the subject matter of which is within the scope of the preceding sentences is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of this Section 54 and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
CORPORATE SEAL
SECTION 56.Form of Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
MISCELLANEOUS
SECTION 57.Dividends. Dividends on any class of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
SECTION 58.Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.
SECTION 59.Contract, Etc., How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or to any amount.
SECTION 60.Indemnification; Insurance.
(a)The corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) (a “proceeding”) by reason of the fact that he is or was a director or officer of the corporation or while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the such person to repay all amounts advanced if it should be ultimately determined that the such person is not entitled to be indemnified under this Section 59 or otherwise.
(b)To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or while serving as an employee or agent of the corporation, is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
(c)The indemnification provided by this Section 59 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(d)The corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plan, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 59. Nothing in this subsection (d) shall obligate the corporation to indemnify any person to any extent other than as provided in subsections (a), (b) and (c) of this Section 59.
SECTION 61.Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President together with the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
SECTION 62.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
SECTION 63.Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
SECTION 64.Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions of the laws of the State of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.
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